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                                                                    EXHIBIT 16.1



March 1, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 25, 2004 of Blue River Bancshares, Inc. and have the following comments:

         1.    We agree with the statements made in paragraph 4a.
         2. We have no basis on which to agree or disagree with the statements made in paragraph 4b.


Very truly yours,


/s/ Deloitte & Touche LLP
Indianapolis, Indiana